UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): July 16, 2013

TECHPRECISION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51378	51-0539828
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

3477 Corporate Parkway, Suite 140
Center Valley, PA 18034
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (484) 693-1700

Copies to:

Scott R. Jones
Pepper Hamilton LLP
3000 Two Logan Sq.
18th and Arch Streets
Philadelphia, PA 19103-2799
Phone: (215) 981-4000
Fax: (215) 981-4750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 2, 2013, TechPrecision Corporation (the “Company”) filed a Notification of Late Filing on Form 12b-25 (the “Form 12b-25”) with the U.S. Securities and Exchange Commission (the “SEC”) disclosing that it was unable to file its Annual Report on Form 10-K for the fiscal year ended March 31, 2013 (the “Form 10-K”) within the prescribed time period without unreasonable effort or expense.  The filing of the Form 12b-25 effectively extended the due date for the Form 10-K to July 16, 2013. The situation described in the Form 12b-25 continues, and the Company has not yet been able to finalize its financial statements for the fourth quarter and fiscal year ended March 31, 2013.  As a result, the Company will not be able to file the Form 10-K on July 16, 2013.

The matter described in the Form 12b-25 has delayed the overall closing process; however, the Company continues to work diligently toward finalizing its financial statements and will file the Form 10-K as soon as practicable following the execution of any amendment to the Company's credit facility.  The Company intends to hold a conference call to provide a complete update on the Company’s financial results for the fiscal year ended March 31, 2013 as soon as the financial statements are in final form and financial results can be disclosed.  When scheduled, the Company will issue a press release announcing the timing for the call and instructions regarding how investors may participate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2013	By:	/s/ Richard Fitzgerald
	Name:	Richard Fitzgerald
	Title:	Chief Financial Officer